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
                                                                   Exhibit 21.1


                     ALLTRISTA CORPORATION AND SUBSIDIARIES
                      SUBSIDIARIES OF ALLTRISTA CORPORATION


Company                             Shareholder                  State of
                                                               Incorporation/
                                                                Organization
--------------------------------   ---------------------    -------------------
Alltrista Unimark, Inc.             Alltrista Corporation              Indiana

Bernardin Ltd.                      Alltrista Limited                   Canada

Alltrista Limited                   Alltrista Corporation               Canada

Alltrista Newco Corporation         Alltrista Corporation              Indiana

Quoin Corporation                   Alltrista Corporation             Delaware

Hearthmark, Inc.*                   Quoin Corporation                  Indiana

Alltrista Plastics Corporation**    Quoin Corporation                  Indiana

Alltrista Zinc Products, L.P.***    Quoin Corporation (LP 99%)         Indiana
                                    Alltrista Newco Corporation (GP 1%)



*    (DBA) Alltrista Consumer Products Company
**   (DBA) Alltrista Plastic Packaging Company
              Alltrista Industrial Plastics Company
              Alltrista Unimark Plastics Company
***  (DBA) Alltrista Zinc Products Company

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